Exhibit 99

Colgate Announces 3rd Quarter 2022 Results

NEW YORK--(BUSINESS WIRE)--October 28, 2022--Colgate-Palmolive Company (NYSE:CL):

  Net sales increased 1.0%; Organic sales* increased 7.0% with growth in every division and all four categories
  GAAP EPS declined 1% to $0.74; Base Business EPS* declined 9% to $0.74, both of which reflect a negative foreign exchange translation impact of $0.05
  GAAP Gross profit margin and Base Business Gross profit margin* both decreased 220 basis points to 57.2%
  Net cash provided by operations was $1,883 million for the first nine months of 2022
  Colgate’s leadership in toothpaste continued with its global market share at 39.7% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 31.6% year to date
  The Company updated its financial guidance for full year 2022
Third Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2022	2021	Change
Net Sales	$4,455	$4,414	+1.0%
EPS (diluted)	$0.74	$0.75	-1%

Third Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2022	2021	Change
Organic Sales Growth			+7.0%
Base Business EPS (diluted)	$0.74	$0.81	-9%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Colgate-Palmolive Company (NYSE:CL) today reported results for third quarter 2022. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business third quarter results, “We are very pleased to have delivered our 15th consecutive quarter of organic sales growth at or above our targeted range of 3% to 5%. Net sales increased 1.0%, and organic sales grew 7.0% with growth in every division and in all four of our categories.

“The consistent, strong, broad-based growth is evidence that our strategies are working. Our focus on science-led, core and premium innovation is providing value at all price points, which is particularly important in today’s difficult macroeconomic environment. Our investments in building and scaling our digital and other capabilities across the enterprise are also paying off with our revenue growth management initiatives helping to drive double-digit pricing worldwide.

“As expected, significant increases in raw and packaging material and logistics costs continued during the quarter and the negative impact from currency accelerated. Beyond revenue growth management and the significant pricing actions we are taking, we are also continuing our efforts around funding-the-growth and other productivity initiatives to help offset these headwinds.

“Looking ahead, despite the challenging macroeconomic environment, we intend to continue to execute against our strategy in order to drive value for all stakeholders.”

Full Year 2022 Guidance

Based on current spot rates:

  The Company now expects net sales growth to be in the middle of the 1% to 4% range, including an approximately 5% negative impact from foreign exchange and a modest benefit from the Red Collar acquisition.
  The Company raised its organic sales growth guidance for the year from 5% to 7% to 6% to 7%.
  On a GAAP basis, the Company still expects a decline in gross profit margin and double-digit earnings-per-share growth, and now expects advertising investment to be roughly flat.
  On a non-GAAP (Base Business) basis, the Company still expects a decline in gross profit margin and now expects roughly flat advertising investment and a 7% to 8% earnings-per-share decline reflecting the incremental negative impact from foreign exchange due to the move in exchange rates since our second quarter earnings release.

Divisional Performance

The following are comments about divisional performance for third quarter 2022 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Third Quarter Sales Growth By Division (% change 3Q 2022 vs. 3Q 2021)
	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	+3.0%	+3.5%	-5.5%	-5.5%	+9.0%	-0.5%
Latin America	+7.0%	+11.5%	-8.5%	-8.5%	+20.0%	-4.5%
Europe	-12.0%	+2.5%	-2.5%	-2.5%	+5.0%	-14.5%
Asia Pacific	-3.0%	+5.0%	-1.0%	-1.0%	+6.0%	-8.0%
Africa/Eurasia	+11.0%	+20.0%	-6.5%	-6.5%	+26.5%	-9.0%
Hill's	+3.0%	+7.5%	-3.5%	-3.5%	+11.0%	-4.5%

Total Company	+1.0%	+7.0%	-4.5%	-4.5%	+11.5%	-6.0%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Third Quarter Operating Profit By Division ($ in millions)
	3Q 2022	% Change vs 3Q 2021	% to Net Sales	Change in basis points vs 3Q 2021 % to Net Sales
North America	$198	8%	20.7%	+100
Latin America	$289	17%	29.0%	+240
Europe	$127	-29%	20.1%	-470
Asia Pacific	$185	-14%	26.1%	-330
Africa/Eurasia	$66	50%	23.0%	+590
Hill's	$201	-14%	23.1%	-450

Total Company, As Reported	$947	-2%	21.3%	-60
Total Company, Base Business*	$920	-5%	20.7%	-120

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (22% of Company Sales)

  Organic sales growth was broad based across oral care, personal care and home care.
  In the United States, Colgate's share of the toothpaste market is 34.6% year to date and its share of the manual toothbrush market is 42.3% year to date.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, cost savings from the Company’s funding-the-growth initiatives and lower overhead expenses, partially offset by significantly higher raw and packaging material costs.

Latin America (22% of Company Sales)

  Organic sales growth was led by Brazil, Mexico, Argentina and Colombia.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, cost savings from the Company’s funding-the-growth initiatives, a value-added tax refund and lower overhead expenses, partially offset by significantly higher raw and packaging material costs.

Europe (14% of Company Sales)

  Organic sales growth was led by the United Kingdom, Poland and France, partially offset by organic sales declines in the Filorga business.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher logistics costs, partially offset by cost savings from the Company’s funding-the-growth initiatives, higher pricing, overhead efficiencies and decreased advertising investment.

Asia Pacific (16% of Company Sales)

  Organic sales growth was led by the Greater China region, Australia and the Philippines.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and increased advertising investment, partially offset by cost savings from the Company's funding-the-growth initiatives and higher pricing.

Africa/Eurasia (6% of Company Sales)

  Organic sales growth was led by Turkiye and South Africa.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, cost savings from the Company’s funding-the-growth initiatives, lower overhead expenses and decreased advertising investment, partially offset by significantly higher raw and packaging material costs.

Hill's Pet Nutrition (20% of Company Sales)

  Organic sales growth was led by the United States and Europe.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher logistics costs, partially offset by higher pricing, decreased advertising investment, cost savings from the Company’s funding-the-growth initiatives and overhead efficiencies.

Prepared Materials and Webcast Information

At approximately 7:00 a.m. ET today, Colgate will post its prepared materials (in PDF format) regarding third quarter results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:30 a.m. ET today, Colgate will host a conference call regarding third quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive Company is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, PCA SKIN, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. We are recognized for our leadership and innovation in promoting sustainability and community wellbeing, including our achievements in decreasing plastic waste and promoting recyclability, saving water, conserving natural resources and improving children’s oral health through the Colgate Bright Smiles, Bright Futures program, which has reached more than 1.4 billion children since 1991. For more information about Colgate’s global business and how we are building a future to smile about, visit www.colgatepalmolive.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, the impact of the war in Ukraine, cost-reduction plans, including the 2022 Global Productivity Initiative, tax rates, interest rates, new product introductions and digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges relating to the 2022 Global Productivity Initiative, a gain on the sale of land in Asia Pacific, acquisition-related costs, a loss on the early extinguishment of debt and a benefit related to a value-added tax matter in Brazil.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and nine months ended September 30, 2022 versus 2021 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain acquisitions, divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and nine months ended September 30, 2022 and 2021 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the nine months ended September 30, 2022 and 2021 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for third quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended September 30, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022	2021

Net sales	$4,455	$4,414

Cost of sales	1,907	1,791

Gross profit	2,548	2,623

Gross profit margin	57.2%	59.4%

Selling, general and administrative expenses	1,634	1,636

Other (income) expense, net	(33)	20

Operating profit	947	967

Operating profit margin	21.3%	21.9%

Non-service related postretirement costs	15	16

Interest (income) expense, net	40	98

Income before income taxes	892	853

Provision for income taxes	210	172

Effective tax rate	23.5%	20.2%

Net income including noncontrolling interests	682	681

Less: Net income attributable to noncontrolling interests	64	47

Net income attributable to Colgate-Palmolive Company	$618	$634

Earnings per common share
Basic	$0.74	$0.75
Diluted	$0.74	$0.75

Supplemental Income Statement Information
Average common shares outstanding
Basic	835.7	843.6
Diluted	838.5	846.4

Advertising	$486	$503

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022	2021

Net sales	$13,338	$13,018

Cost of sales	5,664	5,202

Gross profit	7,674	7,816

Gross profit margin	57.5%	60.0%

Selling, general and administrative expenses	4,932	4,809

Other (income) expense, net	51	40

Operating profit	2,691	2,967

Operating profit margin	20.2%	22.8%

Non-service related postretirement costs	65	52

Interest (income) expense, net	98	152

Income before income taxes	2,528	2,763

Provision for income taxes	604	613

Effective tax rate	23.9%	22.2%

Net income including noncontrolling interests	1,924	2,150

Less: Net income attributable to noncontrolling interests	144	132

Net income attributable to Colgate-Palmolive Company	$1,780	$2,018

Earnings per common share
Basic(1)	$2.12	$2.39
Diluted(1)	$2.12	$2.38

Supplemental Income Statement Information
Average common shares outstanding
Basic	837.7	845.9
Diluted	840.4	849.0

Advertising	$1,493	$1,532

Note:

(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of September 30, 2022, December 31, 2021 and September 30, 2021

(Dollars in Millions) (Unaudited)

	September 30,	December 31,	September 30,
	2022	2021	2021
Cash and cash equivalents	$938	$832	$958
Receivables, net	1,425	1,297	1,424
Inventories	2,073	1,692	1,670
Other current assets	842	576	618
Property, plant and equipment, net	4,123	3,730	3,633
Goodwill	3,538	3,284	3,685
Other intangible assets, net	2,219	2,462	2,719
Other assets	1,130	1,167	1,173
Total assets	$16,288	$15,040	$15,880

Total debt	$8,248	$7,245	$7,696
Other current liabilities	4,463	4,000	4,267
Other non-current liabilities	2,524	2,824	2,890
Total liabilities	15,235	14,069	14,853
Total Colgate-Palmolive Company shareholders’ equity	622	609	591
Noncontrolling interests	431	362	436
Total liabilities and equity	$16,288	$15,040	$15,880

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$7,102	$6,379	$6,638
Working capital % of sales	(1.9)%	(2.7)%	(3.8)%
Note:
(1) Marketable securities of $208, $34 and $100 as of September 30, 2022, December 31, 2021 and September 30, 2021, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2022 and 2021

(Dollars in Millions) (Unaudited)

	2022	2021
Operating Activities
Net income including noncontrolling interests	$1,924	$2,150
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	410	414
Restructuring and termination benefits, net of cash	51	(19)
Stock-based compensation expense	105	107
Gain on sale of land	(47)	—
Forward starting swap settlement	82	—
Loss on early extinguishment of debt	—	75
Deferred income taxes	(13)	(146)
Cash effects of changes in:
Receivables	(171)	(198)
Inventories	(422)	(37)
Accounts payable and other accruals	9	(107)
Other non-current assets and liabilities	(45)	(20)
Net cash provided by (used in) operations	1,883	2,219

Investing Activities
Capital expenditures	(475)	(374)
Purchases of marketable securities and investments	(239)	(118)
Proceeds from sale of marketable securities and investments	55	55
Payment for acquisition, net of cash acquired	(817)	—
Proceeds from sale of land	47	—
Other investing activities	1	(25)
Net cash provided by (used in) investing activities	(1,428)	(462)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	(56)	205
Principal payments on debt	(2)	(118)
Proceeds from issuance of debt	1,513	119
Dividends paid	(1,206)	(1,183)
Purchases of treasury shares	(895)	(964)
Proceeds from exercise of stock options	398	282
Other	(38)	(9)
Net cash provided by (used in) financing activities	(286)	(1,668)

Effect of exchange rate changes on Cash and cash equivalents	(63)	(19)
Net increase (decrease) in Cash and cash equivalents	106	70
Cash and cash equivalents at beginning of the period	832	888
Cash and cash equivalents at end of the period	$938	$958

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$1,883	$2,219
Less: Capital expenditures	(475)	(374)
Free cash flow before dividends	$1,408	$1,845

Income taxes paid	$690	$742

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Nine Months Ended September 30, 2022 and 2021

(Dollars in Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Sales
Oral, Personal and Home Care

North America	$958	$931	$2,850	$2,765
Latin America	997	931	2,970	2,745
Europe	632	718	1,925	2,144
Asia Pacific	709	731	2,131	2,142
Africa/Eurasia	287	258	809	796

Total Oral, Personal and Home Care	3,583	3,569	10,685	10,592

Pet Nutrition	872	845	2,653	2,426

Total Net Sales	$4,455	$4,414	$13,338	$13,018

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Profit
Oral, Personal and Home Care

North America	$198	$183	$557	$585
Latin America	289	248	818	774
Europe	127	178	410	524
Asia Pacific	185	215	556	639
Africa/Eurasia	66	44	160	153

Total Oral, Personal and Home Care	865	868	2,501	2,675

Pet Nutrition	201	233	617	661
Corporate(1)	(119)	(134)	(427)	(369)

Total Operating Profit	$947	$967	$2,691	$2,967
Note:

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended September 30, 2022 included charges resulting from the 2022 Global Productivity Initiative of $3, a gain on the sale of land in Asia Pacific of $47 and acquisition-related costs of $17.

Corporate Operating profit (loss) for the nine months ended September 30, 2022 included charges resulting from the 2022 Global Productivity Initiative of $79, a gain on the sale of land in Asia Pacific of $47 and acquisition-related costs of $17.

Corporate Operating profit (loss) for the nine months ended September 30, 2021 included a benefit related to a value-added tax matter in Brazil of $26.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended September 30, 2022 vs. 2021

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company	1.0%	7.0%	(4.5)%	(4.5)%	11.5%	(6.0)%

North America	3.0%	3.5%	(5.5)%	(5.5)%	9.0%	(0.5)%

Latin America	7.0%	11.5%	(8.5)%	(8.5)%	20.0%	(4.5)%

Europe	(12.0)%	2.5%	(2.5)%	(2.5)%	5.0%	(14.5)%

Asia Pacific	(3.0)%	5.0%	(1.0)%	(1.0)%	6.0%	(8.0)%

Africa/Eurasia	11.0%	20.0%	(6.5)%	(6.5)%	26.5%	(9.0)%

Total CP Products	0.5%	7.0%	(5.0)%	(5.0)%	12.0%	(6.5)%

Hill’s	3.0%	7.5%	(3.5)%	(3.5)%	11.0%	(4.5)%

Emerging Markets(1)	3.0%	9.5%	(6.5)%	(6.5)%	16.0%	(6.5)%

Developed Markets	(0.5)%	5.0%	(3.0)%	(3.0)%	8.0%	(5.5)%
Note:
(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Nine Months Ended September 30, 2022 vs. 2021

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company	2.5%	6.5%	(2.0)%	(2.0)%	8.5%	(4.0)%

North America	3.0%	3.5%	(0.5)%	(0.5)%	4.0%	(0.5)%

Latin America	8.0%	10.0%	(4.0)%	(4.0)%	14.0%	(2.0)%

Europe	(10.5)%	—%	(3.5)%	(3.5)%	3.5%	(10.5)%

Asia Pacific	(0.5)%	5.0%	(0.5)%	(0.5)%	5.5%	(5.5)%

Africa/Eurasia	1.5%	10.5%	(10.0)%	(10.0)%	20.5%	(9.0)%

Total CP Products	1.0%	5.0%	(2.5)%	(2.5)%	7.5%	(4.0)%

Hill’s	9.5%	13.0%	2.0%	2.0%	11.0%	(3.5)%

Emerging Markets(1)	3.5%	7.5%	(4.0)%	(4.0)%	11.5%	(4.0)%

Developed Markets	1.5%	5.5%	—%	—%	5.5%	(4.0)%
Note:
(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses	2022	2021
Selling, general and administrative expenses, GAAP	$1,634	$1,636
2022 Global Productivity Initiative	(1)	—
Selling, general and administrative expenses, non-GAAP	$1,633	$1,636

Other (Income) Expense, Net	2022	2021
Other (income) expense, net, GAAP	$(33)	$20
2022 Global Productivity Initiative	(2)	—
Gain on the sale of land in Asia Pacific	47	—
Acquisition-related costs	(17)	—
Other (income) expense, net, non-GAAP	$(5)	$20

Operating Profit	2022	2021	% Change
Operating profit, GAAP	$947	$967	(2)%
2022 Global Productivity Initiative	3	—
Gain on the sale of land in Asia Pacific	(47)	—
Acquisition-related costs	17	—
Operating profit, non-GAAP	$920	$967	(5)%

			Basis Point
Operating Profit Margin	2022	2021	Change
Operating profit margin, GAAP	21.3%	21.9%	(60)
2022 Global Productivity Initiative	0.1%	—%
Gain on the sale of land in Asia Pacific	(1.1)%	—%
Acquisition-related costs	0.4%	—%
Operating profit margin, non-GAAP	20.7%	21.9%	(120)

Interest (Income) Expense, Net	2022	2021
Interest (income) expense, net, GAAP	$40	$98
Loss on early extinguishment of debt	—	(75)
Interest (income) expense, net, non-GAAP	$40	$23

Non-Service Related Postretirement Costs	2022	2021
Non-service related postretirement costs, GAAP	$15	$16
2022 Global Productivity Initiative	1	—
Non-service related postretirement costs, non-GAAP	$16	$16

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$892	$210	$682	$64	$618	23.5%	$0.74
2022 Global Productivity Initiative	2	—	2	—	2	(0.1)%	—
Gain on the sale of land in Asia Pacific	(47)	(11)	(36)	(21)	(15)	0.1%	(0.02)
Acquisition-related costs	17	2	15	—	15	(0.2)%	0.02
Non-GAAP	$864	$201	$663	$43	$620	23.3%	$0.74

	2021
	Income Before IncomeTaxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$853	$172	$681	$47	$634	20.2%	$0.75
Loss on early extinguishment of debt	75	20	55	—	55	0.5%	0.06
Non-GAAP	$928	$192	$736	$47	$689	20.7%	$0.81
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses	2022	2021
Selling, general and administrative expenses, GAAP	$4,932	$4,809
2022 Global Productivity Initiative	(4)	—
Selling, general and administrative expenses, non-GAAP	$4,928	$4,809

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2022	2021	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	37.0%	36.9%	10
2022 Global Productivity Initiative	(0.1)%	—%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	36.9%	36.9%	—

Other (Income) Expense, Net	2022	2021
Other (income) expense, net, GAAP	$51	$40
2022 Global Productivity Initiative	(75)	—
Gain on the sale of land in Asia Pacific	47	—
Acquisition-related costs	(17)	—
Value-added tax matter in Brazil	—	26
Other (income) expense, net, non-GAAP	$6	$66

Operating Profit	2022	2021	% Change
Operating profit, GAAP	$2,691	$2,967	(9)%
2022 Global Productivity Initiative	79	—
Gain on the sale of land in Asia Pacific	(47)	—
Acquisition-related costs	17	—
Value-added tax matter in Brazil	—	(26)
Operating profit, non-GAAP	$2,740	$2,941	(7)%

			Basis Point
Operating Profit Margin	2022	2021	Change
Operating profit margin, GAAP	20.2%	22.8%	(260)
2022 Global Productivity Initiative	0.6%	—%
Gain on the sale of land in Asia Pacific	(0.4)%	—%
Acquisition-related costs	0.1%	—%
Value-added tax matter in Brazil	—%	(0.2)%
Operating profit margin, non-GAAP	20.5%	22.6%	(210)

Interest (Income) Expense, Net	2022	2021
Interest (income) expense, net, GAAP	$98	$152
Loss on early extinguishment of debt	—	(75)
Interest (income) expense, net, non-GAAP	$98	$77

Non-Service Related Postretirement Costs	2022	2021
Non-service related postretirement costs, GAAP	$65	$52
2022 Global Productivity Initiative	(13)	—
Non-service related postretirement costs, non-GAAP	$52	$52

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$2,528	$604	$1,924	$144	$1,780	23.9%	$2.12
2022 Global Productivity Initiative	92	19	73	1	72	(0.1)%	0.08
Gain on the sale of land in Asia Pacific	(47)	(11)	(36)	(21)	(15)	—%	(0.02)
Acquisition-related costs	17	2	15	—	15	(0.1)%	0.02
Non-GAAP	$2,590	$614	$1,976	$124	$1,852	23.7%	$2.20

	2021
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$2,763	$613	$2,150	$132	$2,018	22.2%	$2.38
Loss on early extinguishment of debt	75	20	55	—	55	0.1%	0.06
Value-added tax matter in Brazil	(26)	(6)	(20)	—	(20)	—%	(0.02)
Non-GAAP	$2,812	$627	$2,185	$132	$2,053	22.3%	$2.42
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustments on Income before income taxes and Provision for income taxes.

Contacts

John Faucher 212-310-3653
Hope Spiller 212-310-2291